UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☒ Filed by the Registrant
☐ Filed by a Party other than the Registrant

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

DARDEN RESTAURANTS, INC.
(Name of Registrant as Specified in its Charter)

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[PRELIMINARY COPY – SUBJECT TO COMPLETION]

DARDEN RESTAURANTS, INC.

March [●], 2014

Dear Shareholder:

As you may be aware, Starboard Value LP and its affiliates (“Starboard”) recently became a shareholder of your Company and has been arguing that Darden should break itself up into three different companies and adopt Starboard’s strategic plans.  In December 2013, Starboard reported it held approximately 5.6% of the Company’s common stock and, in addition to stating it may seek majority control of your Company’s Board of Directors at the 2014 annual meeting, is now soliciting shareholder consents to call a special meeting of Darden shareholders to consider a non-binding resolution prior to the annual meeting.

Darden strongly believes that Starboard’s special meeting is an unsatisfactory alternative to direct, ongoing engagement between the Company and its shareholders regarding the Company’s strategic direction and other matters of interest to shareholders.  Darden believes that shareholders should be fully aware of their right and ability to express their views to the Company regarding the Red Lobster separation, and any other matters, directly, rather than by means of a special meeting.

As further detailed in the enclosed statement, Darden believes that shareholders should make the important decision on whether to demand a special meeting concerning the Red Lobster separation based on full information and a clear understanding of the risks and benefits of calling such a meeting.  In assessing whether calling a special meeting is the best mechanism for communicating with the Company about the Red Lobster separation or other matters, shareholders are also entitled to know of the various alternatives available to them for engaging with the Company.

If you have already submitted a white written request card to Starboard supporting the call of a special meeting, you can revoke such consent by submitting the accompanying BLUE revocation card to the Company.  Even if you have not submitted a white written request card to Starboard, you may nevertheless communicate that you do not believe a special meeting is necessary or express your opposition to calling a special meeting by submitting the accompanying BLUE revocation card to the Company.

Regardless of the number of shares of common stock of the Company that you own, your views are important.  Thank you for your consideration.

Sincerely yours,

Teresa M. Sebastian
Senior Vice President,
General Counsel and
Secretary

If you have questions or need assistance revoking your written request for your shares, please contact our agent:

501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders call toll-free: (877) 825-8631
Banks and Brokers call collect: (212) 750-5833

DARDEN RESTAURANTS, INC.

REVOCATION SOLICITATION STATEMENT
OF DARDEN RESTAURANTS, INC.
IN RESPONSE TO A WRITTEN REQUEST SOLICITATION
BY STARBOARD VALUE LP

March [●], 2014

This Revocation Solicitation Statement (this “Revocation Solicitation Statement”) and the accompanying BLUE revocation card (the “BLUE Revocation Card”) are being furnished by Darden Restaurants, Inc., a Florida corporation (the “Company” or “Darden”), to the holders of outstanding shares of the Company’s common stock, no par value per share (the “Common Stock”), in connection with the solicitation of written request cards (“Written Requests”) by Starboard Value LP and certain affiliated entities and persons (collectively, “Starboard”).  This Revocation Solicitation Statement and the enclosed BLUE Revocation Card are first being mailed to shareholders on or about March [●], 2014.

As you may be aware, Starboard is soliciting Written Requests from shareholders to demand a special meeting of the Company’s shareholders (the “Starboard Solicitation”).  At the proposed special meeting, Starboard intends to submit for shareholder approval a non-binding resolution urging the Board not to approve any agreement or proposed transaction involving a separation or spin-off of the Company’s Red Lobster business prior to the 2014 annual meeting of shareholders, unless such agreement or transaction would require shareholder approval.  Under applicable law and stock exchange rules, a sale or spin-off of Red Lobster does not require a separate special shareholder vote.  Rather, such a transaction would be properly authorized by action of the Board of Directors acting pursuant to its fiduciary duties to serve the best interests of the Company and its shareholders.

Under Florida law and the Company’s Articles of Incorporation, the call of a shareholder-requested special meeting will require the written requests of holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting.  Each share of Common Stock is entitled to one vote.  As of March 20, 2014, there were 131,960,633 outstanding shares of Common Stock.  Based on the number of shares outstanding on March 20, 2014, in order to request the special meeting in accordance with the Articles of Incorporation, Starboard would need to deliver to the Company executed and unrevoked Written Requests from holders of approximately 65,980,317 shares of Common Stock, including the 7,253,818 shares purported to be owned by Starboard (as of March 20, 2014).  The actual number of shares of our Common Stock for which executed and unrevoked Written Requests will need to be received in order to request a special meeting will depend on the number of shares that are outstanding on the record date for the calling of a special meeting, which date will depend on when the first valid consent is received by the Company.

As of March 14, 2014, the directors and executive officers of the Company collectively own 4,116,209 shares of Common Stock, representing approximately 3.12% of the outstanding shares of Common Stock.  None of the Company’s executive officers or directors intends to deliver any Written Request with respect to any of their shares.

For additional information regarding the mechanics of the consent solicitation, see “The Special Meeting Request Procedure—Effectiveness of Written Requests.”

DARDEN STRONGLY URGES SHAREHOLDERS TO COMMUNICATE THEIR VIEWS DIRECTLY TO THE COMPANY AND CONSIDER CAREFULLY THE RISKS, COSTS AND ALTERNATIVES TO A SPECIAL MEETING WHEN DETERMINING WHETHER TO SUPPORT THE STARBOARD SOLICITATION.  IF YOU DECIDE THAT A SPECIAL MEETING IS NOT IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS, DO NOT SIGN ANY WHITE WRITTEN REQUEST CARD SENT TO YOU BY STARBOARD.  WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED STARBOARD’S WHITE WRITTEN REQUEST CARD, YOU MAY ELECT AGAINST THE CALLING OF A SPECIAL MEETING IF YOU SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD USING THE ENCLOSED PRE-PAID ENVELOPE.

In accordance with Florida law, the close of business on March 20, 2014 is the record date (the “Record Date”) for the determination of the Company’s shareholders who are entitled to execute, withhold or revoke Written Requests relating to the Starboard Solicitation.  Only shareholders of record as of the Record Date may execute, withhold or revoke Written Requests with respect to the Starboard Solicitation.

If you have questions or need assistance revoking your Written Request for your shares, please contact our agent:

501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders call toll-free: (877) 825-8631
Banks and Brokers call collect: (212) 750-5833

-i-

QUESTIONS AND ANSWERS ABOUT THIS REVOCATION SOLICITATION STATEMENT

Why am I receiving this Revocation Solicitation Statement?

Starboard, a new group of shareholders owning approximately 5.5% of the Company’s Common Stock, is soliciting Written Requests for the purpose of calling a special meeting of shareholders of the Company in order to submit for shareholder approval a non-binding resolution urging the Board not to approve any agreement or proposed transaction involving a separation or spin-off of the Company’s Red Lobster business prior to the 2014 annual meeting of shareholders, unless such agreement or transaction would require shareholder approval.

You are receiving this Revocation Solicitation Statement in the event you desire to:

1.	revoke any Written Request that you may have delivered to Starboard to request that the Company call a special meeting; or

2.	communicate that you do not believe a special meeting is necessary or express your opposition to a special meeting, even if you have not already submitted a Written Request to Starboard.

Who is making this solicitation?

Darden Restaurants, Inc. is making this solicitation.

Should I oppose Starboard’s efforts to call a special meeting?

We believe that shareholders should communicate their views directly to the Company and that Starboard’s proposed special meeting is an unsatisfactory alternative to direct engagement between the Company and its shareholders.  We also believe there are certain risks and costs, outlined in further detail below, associated with a special meeting that shareholders should be aware of before making the decision whether to consent to the Starboard Solicitation.  See “Response of the Company” for a discussion of these risks and costs.  Further, we believe there are alternatives to a special meeting already available to shareholders that, in our view, make a special meeting unnecessary.

Darden believes that you should carefully consider the risks, costs and alternatives to a special meeting described in this Revocation Solicitation Statement before making the decision whether to consent to the Starboard Solicitation.  If you decide that a special meeting is not in the best interest of the Company and its shareholders, do not sign any white Written Request card sent to you by Starboard.  Whether or not you have previously executed Starboard’s white Written Request card, you may elect against the calling of special meeting if you sign, date and deliver the enclosed BLUE Revocation Card using the enclosed pre-paid envelope.

What are you asking me to do?

We are asking you to communicate your views directly to the Company and carefully consider whether to support the Starboard Solicitation.  If you wish to convey that you do not believe a special meeting is necessary, wish to oppose the call of a special meeting or wish to revoke a previous Written Request provided to Starboard on their white Written Request card, you can sign, date and deliver the enclosed BLUE Revocation Card, by mail (using the enclosed pre-paid envelope) to the Company’s proxy solicitor, Innisfree M&A Incorporated (“Innisfree”) at 501 Madison Avenue, 20th Floor, New York, NY 10022.

What will you do with feedback received from shareholders, including feedback received through the mechanisms of potential shareholder support for the calling of a special meeting or, in the event a special meeting is called, the results of such a meeting?

Darden is strongly committed to shareholder engagement, values the views of its shareholders and takes shareholder feedback seriously.  Darden’s Board is committed to acting in the best interests of the Company and its shareholders and will take shareholder input into account in determining the appropriate course of action for creating sustainable value for shareholders.  While the proposal that Starboard seeks to have shareholders vote on at the proposed special meeting is non-binding in nature, if a special meeting is called and Starboard’s proposed resolution is presented to shareholders, serious consideration will be given to the results of the meeting and any other shareholder feedback received by the Company.

If I have already delivered a Written Request, is it too late for me to change my mind?

No.  You have the right to revoke your Written Request by delivering a BLUE Revocation Card.

When will the Written Requests become effective?

Under Florida law and the Company’s Articles of Incorporation, the Written Requests will become effective if valid, unrevoked Written Requests from the holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting are delivered to the Company’s Corporate Secretary within 70 days after the Record Date.  Accordingly, based on the Record Date of March 20, 2014, valid and unrevoked Written Requests from holders of at least fifty percent (50%) of the shares of Common Stock outstanding as of such Record Date must be delivered by May 29, 2014.   See “The Special Meeting Request Procedure—Effectiveness of Written Requests” for more details.

What happens if I do nothing?

If you do not send in any white Written Request card that Starboard may send you and you do not return the enclosed BLUE Revocation Card, you will effectively be voting AGAINST Starboard’s attempt to hold a special meeting.

Does the revocation have any effect on matters other than the Written Request?

No.  The Company is seeking revocations only for the Written Request related to the calling of the special meeting.  The Company is not currently seeking your proxy, vote, consent or authorization with respect to any other matter.

Who should I call if I have questions about the solicitation?

501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders call toll-free: (877) 825-8631
Banks and Brokers call collect: (212) 750-5833

DESCRIPTION OF THE STARBOARD SOLICITATION

As set forth in the Starboard Solicitation and related materials filed with the United States Securities and Exchange Commission (the “SEC”), Starboard is soliciting your Written Request to call a special meeting of the Company’s shareholders for the following purposes:

1.
to approve a non-binding resolution urging the Board not to approve any agreement or proposed transaction involving a separation or spin-off of the Company’s Red Lobster business prior to the 2014 annual meeting unless such agreement or transaction would require shareholder approval; and

2.	to transact such other business as may properly come before the special meeting.

BACKGROUND OF THE STARBOARD SOLICITATION

The Company is a corporation formed pursuant to the laws of the State of Florida.  It is the world’s largest full-service restaurant company.  The Company owns and operates more than 2,100 restaurants that generate over $8.5 billion in annual sales.  Headquartered in Orlando, Florida, the Company employs more than 200,000 people and operates eight restaurant brands—Red Lobster®, Olive Garden®, LongHorn Steakhouse®, Bahama Breeze®, Seasons 52®, The Capital Grille®, Eddie V’s Prime Seafood® and Yard House®.

Following careful study and input from Darden shareholders, on December 19, 2013, the Company announced a comprehensive strategic plan to enhance shareholder value, address changing industry dynamics in the casual dining sector and leverage the benefits of the Company’s position as the premier casual dining restaurant company.  The elements of this comprehensive plan include separating the Company’s Red Lobster business by a sale or a spin-off, reducing unit growth, lowering capital expenditures, foregoing acquisitions, increasing cost savings, increasing the return of capital to shareholders and refining the Company’s compensation and incentive programs.

On December 23, 2013, Starboard filed a Schedule 13D with the SEC (the “Schedule 13D”) disclosing a 5.6% interest in Darden.  According to the Schedule 13D, Starboard acquired 71% of its interest in the Company in the two trading days after the Company’s December 19, 2013 announcement of its comprehensive strategic plan.

Consistent with the Company’s commitment to welcoming shareholder input toward the goal of enhancing shareholder value, members of the Company’s management met with representatives of Starboard on January 8, 2014 to discuss Starboard’s views and plans.

On January 21, 2014, Starboard delivered a letter to the Company’s Chairman and CEO, Clarence Otis, Jr., and the Board, expressing Starboard’s opposition to the Company’s comprehensive strategic plan.  In particular, although Starboard acknowledged in its letter that Red Lobster “could perform better with increased management focus,” it expressly rejected the proposed separation of Red Lobster as not being in the best interests of shareholders.

On January 29, 2014, as part of the Company’s continued efforts to work constructively with its shareholders, including Starboard, to enhance shareholder value, the Company’s management again met with representatives of Starboard at the Company’s headquarters.  During the meeting, management further discussed its rationale for Darden’s comprehensive plan.

On February 10, 2014, Starboard delivered another letter to Mr. Otis and the Board, reiterating its opposition to the planned separation of Red Lobster.  In the letter, Starboard announced that it was “currently evaluating all options” and that it was “prepared to take all steps necessary to hold the Board accountable for its actions, including nominating a majority slate of director candidates and seeking the support of our fellow shareholders to replace a majority of the Board at the 2014 Annual Meeting.”  Starboard also reaffirmed its alternative plan for the Company, including the potential break-up of the Company’s brands and assets.

On February 24, 2014, Starboard filed a preliminary consent solicitation statement with the SEC announcing its intent to solicit Written Requests from the Company’s shareholders to demand the Company call a special meeting of the shareholders.

On March 3, 2014, the Company issued a press release and investor presentation titled “Strategic Action Plan to Enhance Shareholder Value.”  Following the release, the Company held a conference call to discuss the presentation and the Company’s comprehensive strategic plan.

On March 10, 2014, the Company filed a Form 10 Registration Statement with the SEC in preparation for a potential spin-off of Red Lobster.

On March 20, 2014, Starboard filed a definitive consent solicitation statement, commenced its solicitation using a Record Date of March 20, 2014 and sent an associated letter to the Company’s shareholders.

On March 25 and 26, 2014, representatives of the Company spoke with representatives of Starboard.  Discussions focused on Red Lobster, the value of Darden’s real estate, various operational initiatives and the matters previously raised by Starboard in their public communications.

On March 27, 2014, the Company sent a letter to shareholders providing them with the contact information for the Company’s proxy solicitor and indicating that they would be receiving additional materials from the Company concerning the solicitation.

RESPONSE OF THE COMPANY

Shareholders are encouraged to share their perspectives directly with the Company and should not view a call of a special meeting as a substitute for direct engagement with the Company.

Darden believes that the call of a special meeting will have significant and important consequences for the Company as outlined below.  Accordingly, Darden recommends that you carefully consider whether to support the Starboard Solicitation in light of the potential risks and costs to the Company discussed below.  If, after careful consideration, you do not wish to support the call of a special meeting, do NOT sign any white Written Request card sent to you.

 Whether or not you have previously executed a white Written Request card, you may sign, date and deliver the enclosed BLUE Revocation Card as soon as possible to communicate that you do not believe a special meeting is necessary or to express your opposition to a special meeting.

Darden believes there are certain risks and costs associated with a special meeting that shareholders should be aware of before making the decision of whether to consent to the Starboard Solicitation.  In our view, there are also alternatives to a special meeting already available to shareholders that, in our view, make a special meeting unnecessary.  In particular, shareholders should take into account the following considerations when deciding whether to support the Starboard Solicitation:

Darden believes there are certain risks and costs, outlined below, associated with a special meeting that shareholders should be aware of before making the decision of whether to consent to the Starboard Solicitation.

•
 A special meeting and the related solicitations risk diverting significant time and resources when it is critical that Darden’s Board and management be fully focused on operations and executing the Company’s strategies.  Our Board and management believe the greatest opportunities for value creation, short- and long-term, are through fundamental improvement of our operations at the restaurant level and building upon our core strengths as the world’s largest full-service restaurant company.

•
 If Starboard is successful in soliciting consents to call a special meeting, we believe it is likely that the Company will be required to pursue three separate proxy solicitations within the span of six months: one for the consent solicitation, one for the special meeting itself and one for the Company’s 2014 annual meeting, where Starboard has publicly announced it may seek control of the Board.  Three separate proxy solicitations can, in our view, be significantly distracting at a time when we believe the full focus and energy of the Board and management should be on executing our comprehensive strategic plan to enhance shareholder value and bringing about a “brand renaissance” for the Company.  In addition to the costs arising from diversion and distraction, we also believe that successive solicitations would require Darden to incur additional financial costs, including with respect to internal allocations, third-party advisory fees, printing, mailing and solicitation expenses and other costs. Starboard has also stated that it intends to seek reimbursement from the Company of its own solicitation costs, which means that our shareholders could ultimately bear the entire cost of three proxy fights, which could in our view run in the millions of dollars, in addition to the costs of disruption to the Company.

•
 As previously announced, Darden is exploring parallel paths for the separation of Red Lobster, including a tax-free spin-off of the Red Lobster business to Darden shareholders as well as a sale of the Red Lobster business.  The sales process is well underway, and a special meeting could disrupt that process.  Under applicable law and stock exchange rules, shareholder approval for the separation of Red Lobster is not required and would, in fact, be highly unusual.  Regardless of the outcome of any vote held at a special meeting, the mere prospect of a special meeting and the potential for increased conditionality in a transaction, may discourage bidders from participating in the sales process or cause them to request compensation from the Company due to a perceived risk of uncertainty associated with the possibility of a special meeting.  The risks to the sales process arising from the possibility or occurrence of a special meeting may ultimately result in reducing the returns to shareholders from an eventual sale, if pursued.

•
Although Starboard provides scant discussion of its alternative plans for the Company in its consent solicitation statement, our shareholders should be aware of Starboard’s prior statements concerning its own strategic plans for Darden. Specifically, based on Starboard’s prior public statements concerning its alternative strategic paths for the Company, we are concerned that Starboard may be seeking a special meeting in order to advance its own strategic plans for the Company, such as a break-up of Darden into three separate companies: (1) an independently-traded real estate investment trust comprising all of the Company’s owned real estate, (2) a mature brand operating company including Olive Garden, Red Lobster and LongHorn Steakhouse, and (3) a specialty brand operating company comprising the Company’s remaining brands. In this regard, because it is possible that shareholder support for a special meeting demanded by Starboard could be conflated with support for such Starboard’s substantive proposals, irrespective of the actual reasons why a shareholder may support calling a special meeting, the Company encourages shareholders to share their views directly with the Company and not view support for a special meeting as a substitute for such direct engagement. The Company has studied the proposals of Starboard and others with the advice of independent financial advisors and determined that, in its view, the Company’s existing comprehensive strategic plan is the most effective way to enhance shareholder value.

There are also alternatives to a special meeting, outlined below, already available to shareholders that make a special meeting unnecessary.

•
 Darden believes that a special meeting of the shareholders is not necessary to allow shareholders to communicate with the Board or senior management on matters regarding the proposed Red Lobster separation or any other matter of shareholder interest or concern.  The Company is in regular and continuing contact with its shareholders, including with respect to its comprehensive strategic plan, and welcomes shareholder input on how the Company can further enhance shareholder value.  The Company’s comprehensive strategic plan, including the Red Lobster separation, was developed with the input of our shareholders, and the Company’s engagement with shareholders is continuing.

•
 Shareholders are entitled to express their views regarding the Red Lobster separation or other matters directly to the Company through the Company’s investor relations website at http://investor.darden.com/investors/investor-feedbackcomments/default.aspx and through written communications sent directly to the attention of the Board, any individual director or the non-employee directors as a group, through our lead director, by writing to Charles A. Ledsinger, Jr., Lead Director, Darden Restaurants, Inc., c/o Teresa M. Sebastian, Senior Vice President, General Counsel and Secretary, 1000 Darden Center Drive, Orlando, FL 32837 or by email to leaddirector@darden.com.  Shareholders may also contact the Company’s proxy solicitor, Innisfree, toll-free at (877) 825-8631 (for shareholders) or collect at (212) 750-5833 (for banks and brokers).

•
 Shareholders will have the opportunity at the 2014 annual meeting to vote on how we have performed and hold us accountable.  We believe that your investment in the Company will be more valuable at that time if we are able to focus on executing on our core priorities and addressing operational opportunities and challenges.

As outlined above, there are real and significant risks to the Company related to the call of a special meeting.  Shareholders should carefully consider whether a special meeting is necessary and in the best interests of the Company and its shareholders.  Darden strongly believes that a special meeting is no substitute for ongoing, direct, two-way communication between the Company and its shareholders.

IF YOU ARE NOT CONVINCED THAT STARBOARD’S SPECIAL MEETING IS THE APPROPRIATE PATH OR YOU BELIEVE A SPECIAL MEETING IS UNNECESSARY AND WISH TO OPPOSE THE CALL OF A SPECIAL MEETING, PLEASE SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD USING THE ENCLOSED PRE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU HAVE SIGNED THE WHITE WRITTEN REQUEST CARD FROM STARBOARD.

THE SPECIAL MEETING REQUEST PROCEDURE

Voting Securities and Record Date

Pursuant to Florida law, March 20, 2014, is the Record Date for determining shareholders entitled to execute, withhold or revoke Written Requests relating to the Starboard Solicitation.  As of the Record Date, there were 131,960,633 shares of the Company’s Common Stock outstanding.  The Company has only one class of common stock.

Only shareholders of record as of the Record Date are eligible to execute, withhold or revoke Written Requests in connection with the Starboard Solicitation.  Persons beneficially owning shares of the Company’s Common Stock (but not holders of record), such as persons whose ownership of Common Stock is through a broker, bank, financial institution or other nominee holder, may wish to contact such broker, bank, financial institution or other nominee holder and instruct such person to execute the BLUE Revocation Card on their behalf.  Any failure to submit a Written Request will have the same effect as submitting a BLUE Revocation Card.

Effectiveness of Written Requests

Under Florida law and the Company’s Articles of Incorporation, the Corporate Secretary of the Company must call a special meeting of shareholders upon the written, valid requests of the holders of not less than 50% of all the votes entitled to be cast on the issue proposed to be considered at the proposed special meeting.  If written revocations of the Written Requests have been delivered to the Corporate Secretary and the result is that Written Requests have been delivered from shareholders of record (or their agents duly authorized in writing), as of the Record Date, entitled to cast less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, then the Corporate Secretary is not obligated to call a special meeting.

Under Florida law and the Company’s Articles of Incorporation, if valid, unrevoked Written Requests signed by the holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting as of the Record Date are delivered to the Corporate Secretary of the Company in the manner required by Florida law and the Company’s Articles of Incorporation within 70 days of the Record Date (i.e., May 29, 2014), the Written Requests will become effective.

The Company reserves its rights to require full compliance with the provisions set forth in the Articles of Incorporation, Bylaws and with applicable law, including the Florida Business Corporation Act, with respect to any special meeting sought to be called by Starboard or any other shareholders.  The filing or distribution of this Revocation Solicitation Statement is not intended as and should not be taken as an admission by the Company of the validity of the Starboard Solicitation or a waiver of any provisions of the Articles of Incorporation or Bylaws or of any rights by the Company.

The Special Meeting

If Starboard is successful in its efforts to solicit Written Requests from the requisite holders and we are required to hold a special meeting, the Company will advise shareholders of its recommendation as to any matters to be considered at such special meeting.

Effect of BLUE Revocation Card

A shareholder may revoke any previously signed Written Request by signing, dating and returning to the Company a BLUE Revocation Card.  A Written Request may also be revoked by delivery of a written revocation of your request to Starboard.  Shareholders are urged, however, to return all request revocations in the envelope provided or to Innisfree.  The Company requests that if a revocation is instead delivered to Starboard, a copy of the revocation also be returned in the envelope provided so that the Company will be aware of all revocations and so that the inspector of consents can accurately account for all revocations.

Unless you specify otherwise, by signing and delivering the BLUE Revocation Card, you will be deemed to have revoked any Written Request for a special meeting.

Any BLUE Revocation Card may itself be revoked by marking, signing, dating and delivering a written revocation of your BLUE Revocation Card to the Company, or to Starboard, or by delivering to Starboard a subsequently dated white Written Request card that Starboard sent to you.

The revocation of any previously delivered white Written Request card or BLUE Revocation Card must be signed and have a date subsequent to the previously delivered Written Request or Revocation Card.  The revocation is not required to state the number of shares held unless you wish to revoke your written request with respect to less than all shares as to which you previously requested the special meeting, in which case you must state the number of shares to which your revocation relates.  In addition, if you have more than one account with respect to which you have delivered a Written Request, the revocation should identify the relevant account for which the Written Request is being revoked.

The Company has retained Innisfree to assist in communicating with shareholders in connection with the Starboard Solicitation and to assist in obtaining BLUE Revocation Cards as appropriate.  If you have any questions about how to complete or submit your BLUE Revocation Card or any other questions, Innisfree will be pleased to assist you.  Please contact Innisfree toll-free at (877) 825-8631 (for shareholders) or collect at (212) 750-5833 (for banks and brokers).

If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to make a Written Request with respect to such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other “street name” holder to grant or revoke a Written Request for the shares of Common Stock held in your name.  Accordingly, you should follow the instructions on the BLUE Revocation Card to make a request with respect to your shares.  Alternatively, you can contact the person responsible for your account and direct him or her to execute the enclosed BLUE Revocation Card on your behalf.  You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company at the address or facsimile number set forth above so that the Company will be aware of your instructions and can attempt to ensure each instruction is followed.

YOU HAVE THE RIGHT TO REVOKE ANY WRITTEN REQUEST YOU MAY HAVE PREVIOUSLY GIVEN TO STARBOARD.  TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED PRE-PAID ENVELOPE THE BLUE REVOCATION CARD ACCOMPANYING THIS REVOCATION SOLICITATION STATEMENT.

        You should carefully review this Revocation Solicitation Statement.  YOUR TIMELY RESPONSE IS IMPORTANT.  You may reject the Starboard Solicitation by promptly completing, signing, dating and returning the enclosed BLUE Revocation Card in the pre-paid envelope provided. Please be aware that if you sign a white Written Request card, you will be deemed to have requested a special meeting in accordance with the Starboard Solicitation.

Results of Solicitation

The Company anticipates retaining an inspector of consents in connection with the Starboard Solicitation.  The Company intends to notify shareholders as to whether the requisite Written Requests have been received for calling a special meeting promptly following the inspector’s review and certification of such Written Requests.

APPRAISAL RIGHTS

Shareholders of the Company do not have appraisal rights under Florida law in connection with the Starboard Solicitation or this Revocation Solicitation Statement.

SOLICITATION OF REVOCATIONS

Cost and Method

The cost of this Revocation Solicitation Statement will be borne by the Company.  The Company has retained Innisfree as proxy solicitors, at a fee not estimated to exceed $50,000 plus reasonable out-of-pocket expenses, to assist in this solicitation.  In addition to the use of the mails, revocation requests may be solicited by the Company by facsimile, telephone, email and other electronic channels of communications, in person discussions and by advertisements. Innisfree will also assist the Company’s communications with its shareholders with respect to the Revocation Solicitation Statement and such other advisory services as may be requested from time to time by the Company.  The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s Revocation Solicitation Statement materials to, and obtaining instructions relating to such materials from, beneficial owners of the Common Stock.  In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table in Annex A sets forth the beneficial ownership of our Common Stock as of March 14, 2014 for each person or group that holds more than 5% of our Common Stock, as well as for each of our current directors and named executive officers and for our current directors and executive officers as a group.  To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.  Except as set forth in Annex A, no person who has been a director or executive officer of the Company at any time since May 26, 2013, has any substantial interest, direct or indirect, by security holdings or otherwise, in the outcome of this solicitation.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1000 Darden Center Drive, Orlando, Florida 32837.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A single Revocation Solicitation Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Revocation Solicitation Statement, please notify your broker and direct your written request to Innisfree, at 501 Madison Avenue, 20th Floor, New York, NY 10022.  Shareholders who currently receive multiple copies of the Revocation Solicitation Statement at their address and would like to request “householding” of their communications should contact their broker.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2014 ANNUAL MEETING

If you wish to submit a proposal to be included in our Proxy Statement for our 2014 annual meeting of shareholders pursuant to Rule 14a-8, we must receive the proposal at our principal office on or before April 8, 2014.  Please address your proposal to: Corporate Secretary, Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837.

Under our Bylaws (which are subject to amendment), if you wish to nominate a director or bring other business before the shareholders at our 2014 annual meeting, you must:

•	Notify our Corporate Secretary in writing on or before May 21, 2014; and

•	Include in your notice the specific information required by our Bylaws.

If you would like a copy of our Bylaws, we will send you one without charge on request.  A copy of our Bylaws also is available at www.darden.com.

If you wish to recommend a nominee for director, you should comply with the procedures provided in our Director Nomination Protocol available at www.darden.com as Appendix A to our Nominating and Governance Committee charter.

FORWARD-LOOKING STATEMENTS

This Revocation Solicitation Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K (the “10-K”) and other filings with the SEC.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material.  The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

WHERE YOU CAN FIND MORE INFORMATION

The Company is required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.  You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors—Financial Information—SEC Filings” section of our website at www.darden.com.  The information provided on our website is not part of this Revocation Solicitation Statement, and therefore is not incorporated by reference.

If you have any questions or need any assistance in revoking a Written Request you may have given to Starboard, please contact our agent:

501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders call toll-free: (877) 825-8631
Banks and Brokers call collect: (212) 750-5833

Annex A

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of All Shares
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	14,419,500	(2)	10.93%
Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	8,724,152	(3)	6.61%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	8,527,032	(4)	6.46%
Starboard Value LP 830 Third Avenue, 3rd Floor New York, New York 10022	7,253,818	(5)	5.5%
Michael W. Barnes	4,732		*
Leonard L. Berry	44,369		*
Christopher J. Fraleigh	28,945		*
Victoria D. Harker	11,620		*
David H. Hughes	97,289		*
Charles A. Ledsinger, Jr.	79,618		*
William M. Lewis, Jr.	122,195		*
Connie Mack III	35,457		*
Clarence Otis, Jr.	1,483,658		1.11%
Michael D. Rose	157,579		*
Maria A. Sastre	49,757		*
William S. Simon	4,732		*
C. Bradford Richmond	260,488		*
David T. Pickens	415,744		*
Eugene Lee	280,832		*
All directors and officers as a group (24 individuals)	4,116,209		3.12%

*  Less than 1% of the outstanding common stock.

(1)  Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security.  A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days.  Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2) Based on a Schedule 13G filed February 13, 2014, as of December 31, 2013, Capital Research Global Investors beneficially owned an aggregate of 14,419,500 shares, and had sole power to vote and dispose of all those shares.

(3)  Based on a Schedule 13G filed January 28, 2014, as of December 31, 2013, BlackRock, Inc. beneficially owned an aggregate of 9,722,684 shares, and had sole power to vote and dispose of all those shares.

(4)  Based on a Schedule 13G filed February 12, 2014, as of December 31, 2013, The Vanguard Group, Inc. beneficially owned an aggregate of 8,724,152 shares, and had sole power to vote 210,224 shares, sole dispositive power over 8,527,728 shares, and shared dispositive power over 196,424 shares.

(5) Based on its consent solicitation statement filed March 20, 2014, Starboard Value LP beneficially owned an aggregate of 7,253,818 shares and had sole power to vote and dispose of all those shares.

[PRELIMINARY COPY – SUBJECT TO COMPLETION]

FORM OF BLUE REVOCATION CARD

REVOCATION OF WRITTEN REQUEST

THIS REVOCATION OF WRITTEN REQUEST IS SOLICITED ON BEHALF OF DARDEN RESTAURANTS, INC. IN OPPOSITION TO THE SOLICITATION BY STARBOARD VALUE LP AND ITS AFFILIATES TO CALL A SPECIAL MEETING OF SHAREHOLDERS OF DARDEN RESTAURANTS, INC.

The undersigned shareholder, acting with regard to all shares of common stock, no par value per share, of Darden Restaurants, Inc. entitled to vote and held by the undersigned, hereby REVOKES any previously executed written request card (“Written Requests”) delivered to Starboard Value LP and its affiliates (“Starboard”) requesting the call of a special meeting of shareholders described in the definitive Starboard Solicitation, dated March 20, 2014 and hereby confirms that the undersigned has the power to deliver a Revocation of Written Request for the number of shares represented hereby.

YOU MAY REVOKE ANY PREVIOUSLY EXECUTED WRITTEN REQUEST REGARDING THE STARBOARD SOLICITATION FOR THE CALL OF A SPECIAL MEETING BY SIGNING, DATING AND RETURNING THIS BLUE REVOCATION CARD TO THE COMPANY.

___________________________
Dated

___________________________
Signature

___________________________
Signature (if held jointly)

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Title(s)

PLEASE SIGN THIS BLUE REVOCATION CARD EXACTLY AS YOUR NAME APPEARS HEREON.  IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR TITLE AS SUCH.  IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE.  IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.  SIGNED REVOCATION CARDS WILL BE DEEMED TO REVOKE ALL PREVIOUSLY GIVEN WRITTEN REQUESTS FOR THE NUMBER OF SHARES REPRESENTED BY THE ABOVE SIGNED.